Exhibit 23.18

CONSENT OF EXPERT

June 16, 2025

Eldorado Gold Corporation

United States Securities and Exchange Commission

Ladies and Gentlemen:

Re: Eldorado Gold Corporation

WSP Canada Inc. (“WSP”), as a company that prepared or certified a report, valuation, statement or opinion, either directly or in a document incorporated by reference, and as a company whose profession or business gives authority to such report, valuation, statement or opinion, hereby consents to:

(a)	The filing of the written disclosure regarding quotation, inclusion or summary of those portions prepared by WSP of the Technical Report, Skouries Project, Greece, effective January 22, 2022; and
(b)	The use of WSP’s name in the Registration Statement being filed by Eldorado Gold Corporation (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) on Form S-8 of the Company incorporating by reference the Company’s Annual Report on Form 40-F for the year ended December 31, 2024, filed with the SEC on March 28, 2025.

WSP CANADA, INC.

/s/ Richard Kiel
By:	Richard Kiel, P.E., Authorized Signatory